TSS, INC. REPORTS FOURTH QUARTER AND 2016 RESULTS

ROUND ROCK, TX – April 3, 2017 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter Highlights:

●	Fourth quarter 2016 revenue of $7.3 million compared with $10.1 million in the fourth quarter of 2015 and $5.4 million in the third quarter of 2016.
●	Gross margin of 31% in the fourth quarter of 2016 compared with 25% in the fourth quarter of 2015.
●	Reduced selling, general and administrative expenses by $0.4 million or 17% compared to the fourth quarter of 2015.
●	Increased operating income to $281,000 in the fourth quarter of 2016 from $139,000 in the fourth quarter of 2015.
●	Net income of $148,000 or $0.01 per share, compared to a net income of $16,000 or $(0.00) per share in the fourth quarter of 2015.
●	Adjusted EBITDA income of $431,000 compared with Adjusted EBITDA income of $416,000 in the fourth quarter of 2015.

Fiscal Year Highlights:

●	2016 revenue of $27.4 million compared with $29.5 million in 2015.
●	Gross profit margin of 26% in 2016 compared with 28% in 2015.
●	Reduced selling, general and administrative expenses by $1.5 million or 16% compared to 2015.
●	Reduced operating losses by $1.2 million or 66% compared to 2015.
●	Net loss of $1.0 million or $(0.07) per share, compared to net loss of $2.2 million or $(0.15) per share in 2015.
●	Adjusted EBITDA income of $0.2 million in 2016 compared to Adjusted EBITDA loss of $0.9 million in 2015.

“As we executed within key parts of our business and streamlined operations, we were able to achieve a profitable quarter. This momentum and focus on our integration and modular data center businesses, position us well for 2017” said Anthony Angelini, President and Chief Executive Officer of TSS. “The overall market for data center lifecycle services continues to grow and our streamlined operations better position us to be responsive and participate in that growth. With the combination of reduced fixed costs and increased growth in our integration business, we expect to operate profitably throughout the year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2016 financial results for Monday April 3 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 44649035#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until May 3, 2017. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4464 9035#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2015 and 2016 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,
	2016	2015

Assets
Current Assets
Cash and cash equivalents	$2,152	$1,132
Contract and other receivables, net	2,389	6,997
Costs and estimated earnings in excess of billings on uncompleted contracts	539	1,084
Inventories, net	59	66
Prepaid expenses and other current assets	252	235
Total current assets	5,391	9,514
Property and equipment, net	544	702
Goodwill	1,907	1,907
Intangible assets, net	704	841
Other assets	30	30
Total assets	$8,576	$12,994
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$246	$287
Borrowings under credit facility	-	2,150
Borrowings under factoring agreement	737	-
Accounts payable and accrued expenses	5,319	7,608
Billings in excess of costs and estimated earnings on uncompleted contracts	2,818	2,476
Total current liabilities	9,120	12,521
Convertible notes, less current portion, net	825	1,036
Other liabilities	62	37
Total liabilities	10,007	13,594
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2015 and 2014; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2016 and 2015: 16,121 and 15,646 shares issued at December 31, 2016 and 2015, respectively	2	2
Additional paid-in capital	68,522	68,329
Treasury stock 748 and 724 shares at cost at December 31, 2016 and 2015, respectively.	(1,532)	(1,531)
Accumulated deficit	(68,423)	(67,400)
Total stockholders' equity (deficit)	(1,431)	(600)
Total liabilities and stockholders’ equity (deficit)	$8,576	$12,994

TSS, Inc.

Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Results of Operations:
Revenue	$7,253	$10,076	$27,373	$29,487
Cost of revenue, excluding depreciation and amortization	4,979	7,554	20,165	21,119
Gross profit, excluding depreciation and amortization	2,274	2,522	7,208	8,368
Operating expenses:
Selling, general and administrative	1,850	2,239	8,149	9,651
Depreciation and amortization	143	144	602	566
Gain on sale of business component	-	-	(910)	-
Total operating costs	1,993	2,383	7,841	10,217
Operating (loss) income	281	139	(633)	(1,849)
Interest income (expense), net	(102)	(111)	(365)	(344)
Other income (expense), net	(12)	-	(6)	9
Income (loss) income before income taxes	167	37	(1,004)	(2,184)
Income tax expense	19	21	19	21
Net income (loss)	$148	$16	$(1,023)	$(2,205)
Basic and diluted loss per Share:
Loss per common share	$0.01	$0.00	$(0.07)	$(0.15)
Weighted average common shares outstanding	15,403	14,895	15,405	14,823

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2016	2015	2016	2015

Net income (loss)	$148	$16	$(1,023)	$(2,205)

Interest income (expense), net	102	111	365	344
Depreciation and amortization	143	144	602	566
Income tax expense	10	14	74	35
EBITDA	$403	$285	$18	$(1,260)

Stock based compensation	26	131	194	499
Provision for bad debts	2	-	14	11
Adjusted EBITDA	$431	$416	$226	$(750)